UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 5, 1997


                                   JetFax, Inc.


              (Exact name of registrant as specified in charter)



          Delaware                   0-22561                  77-0182451
          --------                   -------                  ----------
   (State or other jurisdiction   (Commission File          (IRS Employer
     of incorporation)                Number)            Identification No.)



   1378 Willow Road, Menlo Park, California                    94025
   ----------------------------------------                    -----
   (Address of principal executive offices)                  (Zip Code)


   Registrant's telephone number, including area code      (650) 324-0600
                                                           --------------

        (Former name or former address, if changed since last report)





         This Current Report, including exhibits, contains 125 pages.
                   The Exhibit Index is located on page 3.

                                    FORM 8-K
                             DocuMagix Acquisition



ITEM 2.     Acquisition or Disposition of Assets

     In a press release dated November 12, 1997, a copy of which is attached as
Exhibit 99.1 and the full text of which is incorporated by reference herein, the Registrant announced entering into an agreement for the acquisition of DocuMagix, Inc. In a press release dated December 8, 1997, a copy of which is attached as Exhibit 99.2 and the text of which relating to the acquisition is incorporated by reference herein, the Registrant announced the closing of the acquisition.

      On November 11, 1997, JetFax, Inc., a Delaware corporation ("JetFax" or the "Registrant"), DocuMagix, Inc., a California corporation ("DocuMagix"), JF Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of JetFax ("Merger Sub"), and certain shareholders of DocuMagix entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement", a copy of which is attached hereto as Exhibit 2.1 and the full text of which is incorporated herein by reference), providing for the merger (the "Merger") of Merger Sub with and into DocuMagix, with DocuMagix being the surviving corporation in the Merger as a wholly-owned subsidiary of JetFax. The Merger, which was closed on December 5, 1997, is being accounted for as a "pooling of interests".

      An aggregate of up to 900,000 shares of JetFax Common Stock is issuable in connection with the Merger and transactions related thereto. Pursuant to the terms of the Reorganization Agreement, each share of DocuMagix Common Stock and Preferred Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive a fraction of a share of JetFax Common Stock depending on class and series. In total, an aggregate of 793,957 shares of JetFax stock is issuable to DocuMagix shareholders as a result of such conversion as delineated in Section 1.5 of the Reorganization Agreement (the "Merger Shares"). Additionally, in transactions related to the Merger, an aggregate of 103,853 shares of JetFax Common Stock is issuable in exchange for the cancellation of $1,000,000 of debt of DocuMagix and an aggregate of 2,190 shares of JetFax Common Stock is issuable in exchange for the cancellation of certain outstanding warrants of DocuMagix. Approximately ten percent of the Merger Shares issuable to certain shareholders of DocuMagix will be held in escrow to secure, in part, the indemnification obligations of such shareholders under the Reorganization Agreement. If no claims arise under the escrow, the shares will be released from the escrow upon the filing of the Registration Statement or on December 3, 1998, whichever occurs first.

     JetFax expects to register the Merger Shares for resale on a Registration Statement on Form S-3 in July 1998 ("the Registration Statement"). JetFax has entered into an employment and noncompetition agreement with Maxon Wheeler, who will be Director of Engineering, PaperMaster, as well as noncompetition agreements with Albert Sisto, former Chief Executive Officer, and Jon Degenhardt, Senior Software Engineer.

          2                             2
     JetFax is a leading developer and provider of integrated embedded system technology, branded products and desktop software solutions for the multifunction product market, which consists of electronic office devices that combine print, fax, copy and scan capabilities in a single unit. DocuMagix is a leading developer of document management software, which is sold under the PaperMasterTM in the retail channel, as well directly bundled with OEM products. It is anticipated that DocuMagix operations will be consolidated into the JetFax facilities in Menlo Park, California.


ITEM 7.     Financial Statements and Exhibits
            ---------------------------------
(a)   Financial Statements of Businesses Acquired.
(b)   Pro Forma Financial Information.

      As it is currently impracticable for the Registrant to provide statements and information required by Item 7(a) and 7(b), the Registrant will file by amendment to this Report the required financial statements and information as soon as practicable, but not later then 60 days after the date on which this Report was required to have been filed.


(c)   Exhibits.
      --------
2.1   Agreement and Plan of Reorganization, dated as of November 11, 1997, by and between JetFax, Inc., DocuMagix, Inc., JF Acquisition Sub, Inc. and certain shareholders of DocuMagix.

99.1  Press Release, dated November 12, 1997.

99.2  Press Release, dated December 8, 1997.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  JETFAX, INC.


Date: December 22, 1997           By: /s/ Allen K. Jones
                                  -----------------------------
                                  VP and Chief Financial Officer


                                 EXHIBIT INDEX

                                                          Sequentially
Exhibit No.                 Description                   Numbered Page
-----------  -------------------------------------------- --------------
  2.1       Agreement and Plan Of Reorganization dated as
            of November 11, 1997, by and between JetFax,
            Inc., DocuMagix, Inc. JF Acquisition Sub, Inc.
            and certain shareholders of DocuMagix.               4
  99.1      Press Release, dated November 12, 1997              122
  99.2      Press Release, dated December 8, 1997               124

          3                             3